Exhibit 99.1

The Stanley Works Contacts: Kate White Director, Investor Relations, The Stanley Works 860-827-3833 kwhite@stanleyworks.com	Black & Decker Contacts: Mark M. Rothleitner Vice President, Investor Relations & Treasurer, Black & Decker 410-716-3979 mark.rothleitner@bdk.com

Tim Perra Director, Global Communications, The Stanley Works 860-826-3260 tperra@stanleyworks.com	Roger A. Young Vice President, Investor & Media Relations, Black & Decker 410-716-3979 roger.young@bdk.com

Sard Verbinnen & Co David Reno/Brooke Gordon 212-687-8080	Kekst and Company Tom Davies/Kimberly Kriger 212-521-4800

THE STANLEY WORKS AND BLACK & DECKER TO COMBINE TO CREATE AN
$8.4 BILLION GLOBAL DIVERSIFIED INDUSTRIAL LEADER
_________________________________________________________________

NEW BRITAIN, CT and TOWSON, MD – November 2, 2009 –

●	Unites Two Highly Complementary Companies With Iconic Brands;
●	EPS Accretion Of Approximately $1.00 Per Share Projected By Year Three;
●	$350 Million In Cost Synergies Expected;
●	Black & Decker Shareholders To Receive Fixed Ratio Of 1.275 Shares Of Stanley Common Stock For Each Share Of Black & Decker Common Stock;

The Stanley Works (NYSE: SWK), a worldwide supplier of quality tools and engineered solutions for industrial, construction and do-it-yourself use, and security solutions for commercial applications, and The Black & Decker Corporation (NYSE: BDK), a global manufacturer and marketer of quality power tools and accessories, hardware and home improvement products, and technology-based fastening systems, announced today that they have entered into a definitive merger agreement to create Stanley Black & Decker, an $8.4 billion global industrial leader in an all-stock transaction valued at approximately $4.5 billion.

The combination brings together two highly complementary companies with iconic brands and strong growth prospects.  Founded in 1843, Stanley is a diversified industrial company with a global leadership position in hand tools and strong construction and do-it-yourself (CDIY), security and industrial businesses with well-known brand names such as Stanley, FatMax, Bostitch, Facom, Proto, Mac Tools, Sonitrol, Stanley Security Solutions, Best, and Vidmar.  With roots dating back to 1910, Black & Decker brings a global leadership position in power tools and a diverse product offering under an array of renowned brands including Black & Decker, DeWalt, Porter-Cable, Emhart Teknologies, Kwikset, Baldwin and Price Pfister.

Under the terms of the transaction, which has been approved by the boards of directors of both companies, Black & Decker shareholders will receive a fixed ratio of 1.275 shares of Stanley common stock for each share of Black & Decker common stock they own, representing an implied premium of 22.1% to Black & Decker’s share price as of Friday, October 30, 2009. Upon closing, which is expected in the first half of 2010, Stanley shareholders will own approximately 50.5% of the equity of the combined company and Black & Decker shareholders will own approximately 49.5%.  The nine members of the current Stanley Board of Directors will be joined by six new members from Black & Decker’s Board of Directors.

John F. Lundgren, Chairman and Chief Executive Officer of Stanley, will be President and Chief Executive Officer of the combined company.  Nolan D. Archibald, Chairman, President, and Chief Executive Officer of Black & Decker, who has been CEO for 24 years, will be Executive Chairman of the combined company for three years.

Mr. Lundgren said, “This is a unique opportunity to bring together two great companies, each with first-rate brands, and provide enhanced opportunities to generate superior returns as we build on this new, larger platform.  Stanley and Black & Decker together will have a comprehensive offering across all major tool categories and greater resources to support continued expansion of our combined security and industrial businesses.  The transaction is expected to create tremendous value for shareholders of both companies through the realization of significant cost synergies, operating margin expansion and enhanced growth opportunities.  Joining these two companies together creates a powerful engine for growth, both as markets around the world recover and over the long-term.”

Mr. Archibald commented, “While we are pleased with the initial premium of approximately 22%, the driving motivation of the transaction is the present value of the $350 million in annual cost synergies and the combined financial strength and product offerings of the merged companies. The complementary product and market fit of these two companies creates significant value for both companies’ shareholders that neither company can accomplish on a stand-alone basis.  Joining forces with Stanley brings together two world-class companies with rich histories and strong track records in a one-of-a-kind opportunity to create outstanding benefits for our respective shareholders, customers and employees.  We are excited by the opportunity to combine Black & Decker’s unmatched lineup of power tools and security hardware with Stanley’s leading franchise of hand tools and security products and services in a transaction that is both strategically compelling and financially attractive to the stakeholders of both companies.  In addition to the new company’s iconic brands, we each share a common heritage and passion for developing innovative products that meet the evolving needs of our end users, along with a commitment to operational excellence that will make us a supplier of choice across these categories.”

Strategic Rationale
Combining Stanley and Black & Decker creates a stronger, globally diversified company with a broad array of products and services.  The combination will enhance both companies’ core strengths and provide increased resources to invest in growth opportunities.

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Comprehensive Portfolio Of Iconic Brands.  Combining the significant brand equity inherent in both companies will create a supplier of choice for tools, with even greater worldwide recognition and appeal among retailers, commercial customers and individual consumers.

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Complementary Global Product And Service Offerings. Black & Decker’s position in power tools, security hardware products and engineered fasteners fits seamlessly with Stanley’s product and service offerings in hand tools and mechanical and electronic security solutions, with no significant overlap in product lines.

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Stronger, More Diversified Global Company.  The combined company will have greater scale in hand and power tools and storage, mechanical and electronic security, as well as a continued strong presence in engineered fasteners and plumbing products.  It will also have a broader geographic sales footprint with additional strength in emerging markets; a world-class innovation process; global low cost sourcing and manufacturing platforms; a shared commitment to operational excellence; and a proven business management strategy in the Stanley Fulfillment System.

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Significant Shareholder Value Creation.  The combination is expected to result in earnings per share (EPS) accretion of approximately $1.00 by the third year after closing, as shareholders of both companies share in the upside potential of the combined company, including approximately $350 million in estimated annual cost synergies fully realized within three years.  These will be primarily derived from reductions in corporate overhead, business unit and regional consolidation, manufacturing and distribution, and purchasing.  In addition, through the implementation of the Stanley Fulfillment System across Black & Decker businesses, the Company expects to achieve significant improvements in working capital and asset efficiency, as well as complexity reduction. The combination is expected to generate approximately $1.0 billion in free cash flow annually by the third year after closing.  Over the long term, this will be used to invest in shareholder value creation opportunities, including further investment in security solutions, engineered fastening, and other high-growth platforms.

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Enhanced Financial Strength.  The combined company will benefit from greater scale and efficiencies in its tool business, higher margins and the stable earnings generated by its growing security segment, a highly diversified revenue base across geographies and business lines, and its strong financial position.  The Company will target a strong investment grade credit rating.  With its substantial cash flow and long history of paying consecutive dividends, the new company expects to maintain Stanley’s current dividend policy.

James M. Loree, Executive Vice President and Chief Operating Officer of Stanley, who will be EVP & COO of the combined company, commented, “This transaction is a significant step in advancing each priority in the strategic framework Stanley has embraced since 2004.  It builds strength in all of our business platforms, furthering our goal to maintain portfolio transition momentum, and greatly enhances our resources to continue to invest in high- growth areas.  We have a proven track record of successfully integrating organizations, and a critical framework for sustained operational excellence in the Stanley Fulfillment System.  Planning for the integration of these two companies is well underway and we expect to expeditiously realize the full value of cost synergies we have identified as a result of this landmark transaction.”

In addition to Messrs. Lundgren, Archibald, and Loree, Stanley Vice President and Chief Financial Officer Donald Allan, Jr. will be part of the executive team as Senior Vice President and Chief Financial Officer of the combined company, and key members of both the Stanley and Black & Decker executive teams will hold positions in the combined organization.  An Integration Steering Committee has been identified to oversee bringing together the two companies after closing and will be co-chaired by Mr. Archibald and Mr. Lundgren.

The combined company will retain a presence in both Connecticut and Maryland, with its corporate headquarters in New Britain and the Power Tools headquarters remaining in Towson.

The transaction is subject to customary regulatory approvals and closing conditions and requires the approval of Stanley and Black & Decker shareholders.  Deutsche Bank and Goldman, Sachs & Co. acted as Stanley’s financial advisors and Cravath, Swaine & Moore LLP acted as Stanley’s legal counsel. Black & Decker’s financial advisor was J.P. Morgan Securities Inc. and its legal advisors were Hogan & Hartson LLP and Miles & Stockbridge P.C.

Additional information on the transaction can be found at www.stanleyblackanddecker.com.

Conference Call and Webcast Details
The management of both companies will host a joint conference call and live webcast on Tuesday, November 3, 2009 at 8:30 a.m. ET to discuss this announcement. The companies welcome all members of the investment community to listen to the call live by dialing into (877) 218-1796 in the U.S. or (574) 941-1407 outside the U.S. and providing the passcode: 38642483. The live webcast of the call can be accessed at www.stanleyblackanddecker.com, www.stanleyworks.com and www.blackanddecker.com. An audio replay of the call will be available approximately three hours after the call’s conclusion through Tuesday, November 17th, and can be accessed by calling (800) 642-1687 in the U.S. or (706) 645-9291 outside the U.S. and entering the passcode: 38642483.

In addition, both companies will host a joint investor lunch on Tuesday, November 3, 2009 at 12:00 p.m. ET in New York City.  The live webcast of the meeting can be accessed at www.stanleyblackanddecker.com, www.stanleyworks.com and www.blackanddecker.com.

About The Stanley Works
The Stanley Works, an S&P 500 company, is a diversified worldwide supplier of tools and engineered solutions for professional, industrial, construction and do-it-yourself use, and security solutions for commercial applications. More information about The Stanley Works can be found at http://www.stanleyworks.com.

About The Black & Decker Corporation
Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

CAUTIONARY STATEMENTS

Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the consummation of the proposed transaction between Stanley and Black & Decker and the realization of synergies in connection therewith, are “forward looking statements” and, as such, are subject to risk and uncertainty.

Stanley’s and Black & Decker’s ability to deliver the results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Stanley’s and Black & Decker’s Annual Reports on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in Stanley’s and Black & Decker’s other filings with the Securities and Exchange Commission, and those set forth below.

These factors include but are not limited to the risk that regulatory and stockholder approvals of the transaction are not obtained on the proposed terms and schedule; the future business operations of Stanley or Black & Decker will not be successful; the risk that the proposed transaction between Stanley and Black & Decker will not be consummated; the risk that Stanley and Black & Decker will not realize any or all of the anticipated benefits from the transaction; the risk that cost synergy, customer retention and revenue expansion goals for the transaction will not be met and that disruptions from the transaction will harm relationships with customers, employees and suppliers; the risk that unexpected costs will be incurred; the outcome of litigation (including with respect to the transaction) and regulatory proceedings to which Stanley or Black & Decker may be a party; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on Stanley’s and Black & Decker’s customers; the impact the tightened credit markets may have on Stanley or Black & Decker or customers or suppliers; the extent to which Stanley or Black & Decker has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect Stanley or Black & Decker, including but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation in 2009 and beyond; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and Stanley’s and Black & Decker’s debt programs; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling continue to deteriorate; the impact of events that cause or may cause disruption in Stanley’s or Black & Decker’s manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which Stanley or Black & Decker operates, including but not limited to the extent and duration of the current recession in the US economy.

Neither Stanley nor Black & Decker undertake any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Additional Information
The proposed transaction involving Stanley and Black & Decker will be submitted to the respective stockholders of Stanley and Black & Decker for their consideration.  In connection with the proposed transaction, Stanley will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Stanley and Black & Decker that will also constitute a prospectus of Stanley.  Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents (when available) that Stanley and Black & Decker file with the SEC at the SEC’s website at www.sec.gov and Stanley’s website related to the transaction at www.stanleyblackanddecker.com.  In addition, these documents may be obtained from Stanley or Black & Decker free of charge by directing a request to Investor Relations, The Stanley Works, 1000 Stanley Drive, New Britain, CT 06053, or to Investor Relations, The Black & Decker Corporation, 701 E. Joppa Road, Towson, Maryland 21286, respectively.

Certain Information Regarding Participants
Stanley, Black & Decker and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC.  Investors and security holders may obtain information regarding the names, affiliations and interests of Stanley’s directors and executive officers in Stanley’s Annual Report on Form 10-K for the year ended January 3, 2009, which was filed with the SEC on February 26, 2009, and its proxy statement for its 2009 Annual Meeting, which was filed with the SEC on March 20, 2009.  Investors and security holders may obtain information regarding the names, affiliations and interests of Black & Decker’s directors and executive officers in Black & Decker’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 17, 2009, and its proxy statement for its 2009 Annual Meeting, which was filed with the SEC on March 16, 2009.  These documents can be obtained free of charge from the sources listed above.  Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation
A registration statement relating to the securities to be issued by Stanley in the proposed transaction will be filed with the SEC, and Stanley will not issue, sell or accept offers to buy such securities prior to the time such registration statement becomes effective.  This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.